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                                                                  EXHIBIT 12.REI

                  RELIANT ENERGY, INCORPORATED AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                             (THOUSANDS OF DOLLARS)

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
                                                                                   THREE
                                                                                 MONTHS ENDED
                                                                                MARCH 31, 2001
                                                                                --------------
Income from continuing operations...........................................    $      208,222
Income taxes for continuing operations......................................           110,150
Capitalized interest........................................................           (16,918)
                                                                                --------------
                                                                                       301,454
                                                                                --------------

Fixed charges, as defined:
   Interest.................................................................           177,952
   Capitalized interest.....................................................            16,918
   Distribution on trust preferred securities...............................            13,900
   Interest component of rentals charged to operating expense...............             8,786
                                                                                --------------
   Total fixed charges......................................................           217,556
                                                                                --------------

Earnings, as defined........................................................    $      519,010
                                                                                ==============

Ratio of earnings to fixed charges..........................................              2.39
                                                                                ==============
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